Contact: Stewart E. McClure, Jr., President and Chief Executive Officer (908) 221-0100.

SOMERSET HILLS BANCORP ANNOUNCES RECALL OF EARNINGS RELEASE

Bernardsville, N. J., February 3, 2006. Somerset Hills Bancorp (Nasdaq: SOMH, SOMHW) announced that it inadvertently prematurely released its fourth quarter and full year results yesterday. Although the release accurately reflected the Company’s operating results it may not have accurately reflected certain tax adjustments that have not yet been finalized.

The Company is currently working with its tax advisors to resolve this issue and will release final consolidated results when the review is completed which is expected shortly. The Company is unable to determine at this time whether as a result of these adjustments net income will increase, decrease or remain unchanged.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. We based the forward-looking statements on various factors and using numerous assumptions. Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with SEC.